UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2009
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
                                     Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On February 5, 2009, Navarre Corporation, together with its subsidiary companies (collectively, the “Company”), entered into a Limited Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement with General Electric Capital Corporation (the “Fifth Amendment”). The Fifth Amendment was filed concurrent with the Company’s quarterly report on Form 10-Q on February 9, 2009. The Fifth Amendment erroneously stated that borrowings under the facility would be subject to interest charges at the index rate plus 5.75%, or LIBOR plus 4.75%.
Accordingly, on February 17, 2009, the Company entered into a Sixth Amendment to Fourth Amended and Restated Credit Agreement with General Electric Capital Corporation (the “Sixth Amendment”). The Sixth Amendment corrected this error to state that borrowings under the facility are subject to interest charges at the index rate plus 3.75%, or LIBOR plus 4.75%. The Sixth Amendment is effective as of February 5, 2009.
The discussion herein regarding the Fifth Amendment is qualified in its entirety by reference to the Limited Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement by and among the Company and General Electric Capital Corporation; and the discussion herein regarding the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment to Fourth Amended and Restated Credit Agreement by and among the Company and General Electric Capital Corporation, attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit

10.1	Sixth Amendment to Amended and Restated Credit Agreement by and among Navarre Corporation, together with its subsidiaries, and General Electric Capital Corporation dated effective as of February 5, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: February 19, 2009	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer and Executive Vice President